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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANT

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 20, 2001, relating to the financial statements and financial statement schedules, which appears in Insignia Solutions plc's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

By: /s/ PRICEWATERHOUSECOOPERS LLP
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San Jose, California
March 22, 2001